SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-IDEX CORP

          GAMCO INVESTORS, INC.
                                 4/13/99            2,000            24.7500
                                 4/12/99            1,100            25.0000
                                 4/12/99            1,000            23.6250
                                 4/09/99            4,000            23.5000
                                 4/09/99            5,000            23.6050
                                 4/08/99            6,200            23.9055
                                 4/08/99            2,000            23.9055
                                 4/08/99            1,000            24.2500
                                 4/07/99            2,000            24.2500
                                 4/07/99            1,000            24.3125















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.